BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

07/19/2022

Work Order Item Number:	W2022071900785-2256386
Filing Number:	20222469982
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	7/19/2022 9:21:00 AM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: E0127822016-2	**Entity Name:** Zeuus, Inc.
Entity Status: Active	**Expiration Date:** None

Commercial Registered Agent
NORTHWEST REGISTERED AGENT, LLC.
401 RYLAND ST STE 200-A, Reno, NV 89502, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Filed in the Office of	Business Number E0127822016-2
Barbara K. Cegavske (signature)	Filing Number 20222469982
Secretary of State State Of Nevada	Filed On 7/19/2022 9:21:00 AM
	Number of Pages 3

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

Zeuus, Inc.

Entity or Nevada Business Identification Number (NVID): NV20161166412

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 75.8

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)
☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Forward Split 1 for 10 (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] — Signature of Officer or Authorized Signer — Title: CEO, Chairman X ______ — Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

A. Forward Stock Split. Upon the Effective Time of these Articles of Amendment, each share of the Corporation' s common stock, par value $0.001 per share ("Common Stock") issued and outstanding at the Effective Time (collectively, the "Pre-Split Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified such that each one share of the Common Stock shall become ten shares of the Common Stock (the "Forward Split"). Each certificate that immediately prior to the Effective Time represented shares of Pre-Split Common Stock ("Old Certificates"), shall thereafter represent that ****SEE ATTACHED****

This form must be accompanied by appropriate fees.

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
Zeuus, Inc.

Zeuus, Inc., a Nevada corporation (the "Corporation"), hereby amends ("Articles of Amendment") its Articles of Incorporation, as amended ("Articles"), as follows:

A. Forward Stock Split. Upon the Effective Time of these Articles of Amendment, each share of the Corporation's common stock, par value $0.001 per share ("Common Stock") issued and outstanding at the Effective Time (collectively, the "Pre-Split Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified such that each one share of the Common Stock shall become ten shares of the Common Stock (the "Forward Split"). Each certificate that immediately prior to the Effective Time represented shares of Pre-Split Common Stock ("Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been reclassified, and changed. The par value per share of Common Stock shall not be affected by the Forward Split.

B. Increase of Authorized Shares. Upon the Effective Time of these Articles of Amendment, the authorized shares of Common Stock which may be issued by the Corporation is hereby increased from 75,000,000 shares of Common Stock to 200,000,000 shares of Common Stock, with the par value per share remaining at $0.001 per share.

C. Authority to Amend. These Articles of Amendment were adopted by the unanimous consent of the Corporation's Board of Directors on March 8, 2022 and duly approved by the Corporation's shareholders on March 8, 2022 as required by law and the Corporation's Articles of Incorporation. The number of votes cast for the Articles of Amendment by the shareholders was sufficient for approval.

D. Effective Time. The foregoing amendments will become effective on the earlier of (i) the date on which the Financial Industry Regulatory Authority clears the corporate actions that are the subject of these Articles of Amendment and sets the market effective date therefore, or (ii) July 31, 2022 (the "Effective Time").

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of July 18, 2022.

Zeuus, Inc.

By: ______________________
Name: Bassam A.I. Al-Mutawa
Title: Chief Executive Officer

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

Zeuus, Inc.

Nevada Business Identification # NV20161166412
Expiration Date: 03/31/2023

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 07/19/2022.

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B202207192836339
You may verify this certificate online at http://www.nvsos.gov